Exhibit 99

Sypris Reports Third Quarter Results

Revenue and Gross Profit Post Double Digit Growth

LOUISVILLE, Ky.--(BUSINESS WIRE)--November 16, 2010--Sypris Solutions, Inc. (Nasdaq/NM: SYPR) today reported financial results for its third quarter ended October 3, 2010. The results of the Company’s Test & Measurement segment, which was divested on October 26, 2009, have been excluded from historical results from continuing operations and reclassified as discontinued operations.

HIGHLIGHTS

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  Revenue increased 16.3% sequentially to $73.4 million during the period, up from $63.1 million for the second quarter as a result of a 25.0% increase in A&D revenue and a 13.2% increase in Industrial sales.
  Gross profit increased 55.3% sequentially to $7.7 million, up from $4.9 million in the second quarter, driven primarily by a 101.3% increase in A&D gross profit.
  Gross margin increased to 10.4% of revenue, up from 7.8% sequentially and up from 8.3% for the third quarter of last year, reflecting the impact of A&D margin expansion to 25.8% during the quarter.
  EBITDA increased to $3.0 million, up from $0.9 million sequentially and up from a loss of $0.2 million for the third quarter of last year.
  Net debt declined sequentially to $5.2 million.
  The Company was awarded $3.1 million of funding by the Department of Energy to develop a centralized cryptographic key management system to protect the nation’s electric power grids from cyber attacks. The Company’s partners include Purdue University, Oak Ridge National Laboratory and the Electric Power Research Institute.
  Subsequent to quarter end, the Company announced the formation of an international strategic alliance with Cassidian, formerly EADS Defence & Security, to jointly pursue software and hardware solutions to address the growing need for information security across the global cyber domain.
  After the period ended, the Company also announced plans to develop an International Cyber Range for use by the U.S. and its partners to accelerate revolutionary advances in cyber security and cyber warfare initiatives. The range is expected to be operational by the first quarter of 2011.

The Company reported revenue from continuing operations of $73.4 million for the third quarter compared to $62.7 million for the prior year period. The Company reported a net loss from continuing operations of $1.7 million, or $0.09 per share, for the third quarter compared to a net loss of $1.9 million, or $0.10 per share, for the prior year period. The net loss for the quarter ended October 3, 2010 included $0.6 million of charges associated with the Company’s previously announced restructuring program. The net loss for the quarter ended October 4, 2009 included $1.5 million of charges associated with the restructuring program and an income tax benefit of $3.8 million. Including the results of discontinued operations, the Company’s net loss for the third quarter was $1.9 million, or $0.10 per share, as compared to a net loss of $1.8 million, or $0.09 per share, for the prior year period.

For the nine months ended October 3, 2010, the Company reported revenue from continuing operations of $199.4 million compared to $199.8 million for the prior year period and a loss from continuing operations of $8.1 million, or $0.43 per share, compared to a loss of $20.1 million, or $1.09 per share, for the same period in 2009. The loss for the period included $2.0 million of charges associated with the restructuring program. The net loss for the nine months ended October 4, 2009 included $5.2 million of charges associated with the restructuring program and an income tax benefit of $3.0 million. Including the results of discontinued operations, the Company’s net loss for the nine months ended October 3, 2010 was $8.6 million, or $0.46 per share, as compared to a net loss of $19.9 million, or $1.08 per share, for the prior year period.

“Our Industrial Group continued to show important signs of progress during the quarter, with revenue and gross profit increasing on a year-over-year basis,” said Jeffrey T. Gill, president and chief executive officer. “And perhaps even more importantly, the Industrial Group’s EBITDA improved to $3.3 million from $0.4 million for the prior year period, while the segment reported positive operating income before restructuring charges of $0.1 million during the quarter, reflecting the positive impact of last year’s restructuring activities.

“Revenue for our Electronics Group increased 25.0% sequentially for the quarter, reflecting the resumption of shipments that had been previously delayed by the Department of Defense, while gross margins expanded to 25.8% of revenue, up from 16.0% sequentially. The Company continued showing improvement as a result of the restructuring efforts executed throughout last year, and the cost structures of both business segments remain well positioned to capitalize on the improving economy.”

The Industrial Group

Revenue for our Industrial Group increased 41.9% to $52.7 million in the third quarter compared to $37.2 million for the prior year period as a result of the improvement in the commercial vehicle and trailer markets, and represents the fifth consecutive quarterly increase in revenue. Gross profit for the quarter was $2.3 million compared to $0.1 million for the same period in 2009, reflecting the positive conversion associated with the increase in revenue combined with restructuring savings and aggressive cost containment activities.

The Electronics Group

Revenue for our Electronics Group was $20.7 million in the third quarter compared to $25.6 million in the prior year period, primarily as a result of the completion of certain older low-margin programs within our Electronic Manufacturing Services business. This was partially offset by the resumption of shipments on one of our secure communication programs. Gross profit for the quarter increased to $5.3 million, or 25.8%, compared to $5.1 million, or 20.0%, for the same period in 2009, primarily reflecting the impact of the increased sales of higher margin products and improvements resulting from our Lean and Six Sigma quality programs.

Outlook

Mr. Gill added, “In the long-term, the outlook for our Electronics Group is expected to benefit materially from further gross margin expansion as a result of new program launches, process improvements, increased productivity and lower costs driven by Lean and Six Sigma quality programs.

“We expect to see incremental improvement in the performance of our Industrial Group going forward, subject to a recovery of the commercial vehicle market and our ability to profitably respond to the expected increase in demand. However, this business is expected to continue to generate positive improvements in comparable period EBITDA even at the current low volumes due to the continuing positive impact of our restructuring activities that were substantially completed during 2009.

“The Company is well-positioned and our team is focused on delivering improved operational and financial results during the year.”

Sypris Solutions is a diversified provider of technology-based outsourced services and specialty products. The Company performs a wide range of manufacturing and technical services, typically under multi-year, sole-source contracts with major corporations and government agencies in the markets for aerospace and defense electronics and truck components and assemblies. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Each “forward-looking statement” herein is subject to serious risks and should not be relied upon, as detailed in our most recent Form 10-K and Form 10-Q and subsequent SEC filings. Briefly, we currently believe that such risks also include: our inability to successfully launch or sustain new or next generation programs or product features, especially in accordance with budgets or committed delivery schedules; potential liabilities associated with discontinued operations, including post-closing indemnifications or claims related to business or asset dispositions; breakdowns, relocations or major repairs of machinery and equipment; the cost, efficiency and yield of our operations and capital investments, including working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; pension valuation, health care or other benefit costs; labor relations; strikes; dependence on, recruitment or retention of key employees; union negotiations; changes in government or other customer budgets, funding or programs; reliance on major customers or suppliers, especially in the automotive or aerospace and defense electronics sectors; disputes or litigation, involving customer, supplier, lessor, landlord, creditor, stockholder, product liability or environmental claims; the costs and supply of debt, equity capital, or insurance; fees, costs or other dilutive effects of refinancing, compliance with covenants in, or acceleration of, our loan and other debt agreements; potential impairments, non-recoverability or write-offs of goodwill, assets or deferred costs, including deferred tax assets in the U.S. or Mexico; cost and availability of raw materials such as steel, component parts, natural gas or utilities; volatility of our customers’ forecasts, financial conditions, market shares, product requirements or scheduling demands; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; the effects of a continuing economic downturn which could reduce our revenues, negatively impact our customers or suppliers and materially, adversely affect our financial results; failure to adequately insure or to identify environmental or other insurable risks; inventory valuation risks including obsolescence, shrinkage, theft, overstocking or underbilling; revised contract prices or estimates of major contract costs; risks of foreign operations; currency exchange rates; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; weaknesses in internal controls; the costs of compliance with our auditing, regulatory or contractual obligations; regulatory actions or sanctions; war, terrorism or political uncertainty; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.

Non-GAAP Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this press release, the company has provided information regarding net debt to total capital and EBITDA, which are non-GAAP financial measures.

Net debt is defined as the sum of short-term and long-term debt less cash and cash equivalents and restricted cash. Net debt to total capital is defined as the ratio of net debt to the sum of total stockholder’s equity and net debt. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Net debt and net debt to total capital ratio are used by management to analyze the Company's financial structure and its reliance on debt financing for funding its operational requirements. Management believes EBITDA is a meaningful measure of performance as it is commonly utilized by management, investors and financial institutions to analyze operating performance and entity valuation. Further, management uses these non-GAAP measures in planning and forecasting for future periods.

These non-GAAP measures should not be considered a substitute for our reported results prepared in accordance with GAAP. EBITDA should not be considered as an alternative to net income as an indicator of our operating performance or to cash flows as a measure of liquidity.

RECONCILIATION OF NET DEBT TO TOTAL CAPITAL
(in thousands)

			October 3,	December 31,
			2010	2009
			(Unaudited)
Current portion of long-term debt			$2,000	$4,000
Long-term debt			21,305	19,305
Less cash and cash equivalents			(15,135)	(15,608)
Less restricted cash - current			(3,000)	(74)
Less restricted cash			—	(3,000)
Net debt			$5,170	$4,623
Capital:
Total stockholder’s equity			$59,794	$66,218
Net debt			5,170	4,623
Total Capital			$64,964	$70,841
Net debt to total capital			8.0%	6.5%

RECONCILIATION OF THREE AND NINE MONTHS ENDED EBITDA
(in thousands)

	Three Months Ended		Nine Months Ended
	October 3,	October 4,	October 3,	October 4,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Income (loss) from continuing operations:
Industrial Group	$(359)	$(2,508)	$(1,396)	$(15,478)
Electronics Group	1,307	1,090	1,003	1,823
General, corporate and other	(2,643)	(486)	(7,690)	(6,415)
	(1,695)	(1,904)	(8,083)	(20,070)
Income tax (benefit) expense:
Industrial Group	436	(191)	1,206	599
Electronics Group	—	—	—	—
General, corporate and other	21	(3,585)	21	(3,608)
	457	(3,776)	1,227	(3,009)
Interest expense, net:
Industrial Group	55	71	173	259
Electronics Group	3	3	8	(2)
General, corporate and other	554	1,754	1,615	3,732
	612	1,828	1,796	3,989
Depreciation and amortization:
Industrial Group	3,118	3,007	9,358	9,191
Electronics Group	488	615	1,571	2,100
General, corporate and other	49	71	154	220
	3,655	3,693	11,083	11,511
EBITDA:
Industrial Group	3,250	379	9,341	(5,429)
Electronics Group	1,798	1,708	2,582	3,921
General, corporate and other	(2,019)	(2,246)	(5,900)	(6,071)
	$3,029	$(159)	$6,023	$(7,579)

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended

	October 3,	October 4,
	2010	2009
	(Unaudited)
Revenue	$73,412	$62,716
Net loss	$(1,891)	$(1,769)
Basic (loss) income per common share:
Continuing operations	$(0.09)	$(0.10)
Discontinued operations	(0.01)	0.01
Net loss per share	$(0.10)	$(0.09)
Diluted (loss) income per common share:
Continuing operations	$(0.09)	$(0.10)
Discontinued operations	(0.01)	0.01
Net loss per share	$(0.10)	$(0.09)
Weighted average shares outstanding:
Basic	18,628	18,478
Diluted	18,628	18,478

	Nine Months Ended

	October 3,	October 4,
	2010	2009
	(Unaudited)
Revenue	$199,421	$199,803
Net loss	$(8,579)	$(19,892)
Basic (loss) income per common share:
Continuing operations	$(0.43)	$(1.09)
Discontinued operations	(0.03)	0.01
Net loss per share	$(0.46)	$(1.08)
Diluted (loss) income per common share:
Continuing operations	$(0.43)	$(1.09)
Discontinued operations	(0.03)	0.01
Net loss per share	$(0.46)	$(1.08)
Weighted average shares outstanding:
Basic	18,596	18,463
Diluted	18,596	18,463

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	October 3,	October 4,	October 3,	October 4,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Net revenue:
Industrial Group	$52,738	$37,164	$143,415	$111,603
Electronics Group	20,674	25,552	56,006	88,200

Total net revenue	73,412	62,716	199,421	199,803

Cost of sales:
Industrial Group	50,404	37,060	136,342	115,831
Electronics Group	15,350	20,434	44,477	73,753

Total cost of sales	65,754	57,494	180,819	189,584

Gross profit (loss):
Industrial Group	2,334	104	7,073	(4,228)
Electronics Group	5,324	5,118	11,529	14,447

Total gross profit	7,658	5,222	18,602	10,219

Selling, general and administrative	7,120	6,861	20,678	21,601
Research and development	686	664	1,257	2,467
Amortization of intangible assets	29	28	85	84
Restructuring expense, net	626	1,528	2,041	5,241

Operating loss	(803)	(3,859)	(5,459)	(19,174)

Interest expense, net	612	1,828	1,796	3,989
Other income, net	(177)	(7)	(399)	(84)

Loss from continuing operations before taxes	(1,238)	(5,680)	(6,856)	(23,079)

Income tax expense (benefit)	457	(3,776)	1,227	(3,009)

Loss from continuing operations	(1,695)	(1,904)	(8,083)	(20,070)

(Loss) income from discontinued operations, net of tax	(196)	135	(496)	178

Net loss	$(1,891)	$(1,769)	$(8,579)	$(19,892)

Basic (loss) income per share:
Loss per share from continuing operations	$(0.09)	$(0.10)	$(0.43)	$(1.09)
(Loss) income per share from discontinued operations	(0.01)	0.01	(0.03)	0.01

Net loss per share	$(0.10)	$(0.09)	$(0.46)	$(1.08)

Diluted (loss) income per share:
Loss per share from continuing operations	$(0.09)	$(0.10)	$(0.43)	$(1.09)
(Loss) income per share from discontinued operations	(0.01)	0.01	(0.03)	0.01

Net loss per share	$(0.10)	$(0.09)	$(0.46)	$(1.08)

Weighted average shares outstanding:
Basic	18,628	18,478	18,596	18,463
Diluted	18,628	18,478	18,596	18,463

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	October 3,	December 31,
	2010	2009
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$15,135	$15,608
Restricted cash - current	3,000	74
Accounts receivable, net	47,117	38,317
Inventory, net	31,327	29,042
Other current assets	6,081	6,406

Total current assets	102,660	89,447

Restricted cash	—	3,000
Property, plant and equipment, net	70,903	80,280
Goodwill	6,900	6,900
Other assets	10,090	10,320

Total assets	$190,553	$189,947

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$46,318	36,185
Accrued liabilities	24,581	22,279
Current portion of long-term debt	2,000	4,000

Total current liabilities	72,899	62,464

Long-term debt	21,305	19,305
Other liabilities	36,555	41,960

Total liabilities	130,759	123,729

Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	—	—
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	—	—
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	—	—
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 19,964,348 shares issued and 19,667,229 outstanding in 2010 and 20,015,128 shares issued and 19,472,499 outstanding in 2009	199	200
Additional paid-in capital	148,271	147,644
Retained deficit	(73,004)	(64,434)
Accumulated other comprehensive loss	(15,669)	(17,187)
Treasury stock, 297,119 and 542,629 shares in 2010 and 2009, respectively	(3)	(5)

Total stockholders’ equity	59,794	66,218

Total liabilities and stockholders’ equity	$190,553	$189,947

Note: The balance sheet at December 31, 2009 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Nine Months Ended

	October 3,	October 4,
	2010	2009
	(Unaudited)
Cash flows from operating activities:
Net loss	$(8,579)	$(19,892)
(Loss) income from discontinued operations	(496)	178
Loss from continuing operations	(8,083)	(20,070)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	11,083	11,511
Stock-based compensation expense	776	619
Deferred revenue recognized	(4,584)	(4,065)
Deferred loan costs recognized	287	1,039
Asset impairments	—	1,150
Provision for excess and obsolete inventory	727	806
Other noncash items	69	(2,194)
Contributions to pension plans	(790)	(79)
Changes in operating assets and liabilities:
Accounts receivable	(8,819)	4,368
Inventory	(3,012)	12,921
Other current assets	326	2,758
Accounts payable	10,134	(8,950)
Accrued and other liabilities	1,688	(2,129)

Net cash used in operating activities - continuing operations	(198)	(2,315)
Net cash provided by operating activities - discontinued operations	—	2,641
Net cash (used in) provided in operating activities	(198)	326

Cash flows from investing activities:
Capital expenditures	(1,003)	(3,897)
Proceeds from sale of assets	721	114
Changes in nonoperating assets and liabilities	7	366

Net cash used in investing activities - continuing operations	(275)	(3,417)
Net cash used in investing activities - discontinued operations	—	(843)
Net cash used in investing activities	(275)	(4,260)

Cash flows from financing activities:
Net change in debt under revolving credit agreements	—	2,000
Debt modification costs	—	(652)
Cash dividends paid	—	(386)

Net cash provided by financing activities	—	962

Net decrease in cash and cash equivalents	(473)	(2,972)

Cash and cash equivalents at beginning of period	15,608	13,717

Cash and cash equivalents at end of period	$15,135	$10,745

CONTACT:
Sypris Solutions, Inc.
Brian A. Lutes, 502-329-2000
Chief Financial Officer